Exhibit 99.1

For Further Information, Contact:
Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 700	Phone: (303) 804-0494
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Paul Holt, CFO, pholt@qsii.com

FOR IMMEDIATE RELEASE

JULY 26, 2012

QUALITY SYSTEMS, INC. REPORTS FISCAL 2013 FIRST QUARTER RESULTS

IRVINE, Calif. … July 26, 2012 …Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2013 first quarter ended June 30, 2012.

The Company reported record revenues of $118.3 million for the fiscal 2013 first quarter, an increase of 18 percent, compared with $100.4 million for the fiscal 2012 first quarter. Net income for the fiscal 2013 first quarter was $15.5 million, down 18 percent versus net income of $19.0 million for the same period a year ago. Fully diluted earnings per share for the fiscal 2013 first quarter was $0.26, a 19 percent decrease from $0.32 for the fiscal 2012 first quarter.

“Although we delivered record revenue for our fiscal 2013 first quarter driven by strong performance in our recurring revenue streams, our overall results were impacted by lower-than-expected revenue from large, higher margin software system sales. There are times when a limited number of these types of sales can influence performance in any given quarter,” explained Steven T. Plochocki, chief executive officer.

“We remain confident about our future performance and prospects. However, due to evolving conditions affecting our industry and uncertainty in predicting future results, we are not affirming our previous guidance nor providing revised guidance at this time,” Plochocki said.

Quality Systems will host a conference call to discuss its fiscal 2013 first quarter results on Thursday, July 26, 2012 at 10:00 AM ET (7:00 AM PT). All participants should dial 877-941-2927 at least ten minutes prior to the start of the call. International callers should dial 480-629-9725. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.qsii.com, click on the “Investors” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-406-7325 or 303-590-3030 and enter reservation identification number 4553724. The replay will be available from approximately 12:00 PM ET on Thursday, July 26, 2012, through 11:59 PM ET on Thursday, August 2, 2012.

A transcript of the conference call will be made available on the Company’s website at www.qsii.com.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

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Quality Systems, Inc.

Fiscal 2013 First Quarter Results

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2012, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended June 30,
	2012	2011
Revenues:
Software, hardware and supplies	$25,844	$28,911
Implementation and training services	12,046	5,472

System sales	37,890	34,383
Maintenance	38,568	31,502
Electronic data interchange services	13,823	12,092
Revenue cycle management and related services	14,401	11,881
Other services	13,614	10,584

Maintenance, EDI, RCM and other services	80,406	66,059

Total revenues	118,296	100,442

Cost of revenue:
Software, hardware and supplies	5,771	4,614
Implementation and training services	9,145	4,075

Total cost of system sales	14,916	8,689
Maintenance	4,811	3,854
Electronic data interchange services	9,248	7,962
Revenue cycle management and related services	10,870	8,826
Other services	8,550	5,597

Total cost of maintenance, EDI, RCM and other services	33,479	26,239

Total cost of revenue	48,395	34,928

Gross profit	69,901	65,514
Operating expenses:
Selling, general and administrative	36,681	29,386
Research and development costs	8,576	6,827
Amortization of acquired intangible assets	1,137	482

Total operating expenses	46,394	36,695

Income from operations	23,507	28,819
Interest income	35	82
Other income (expense), net	(213)	(38)

Income before provision for income taxes	23,329	28,863
Provision for income taxes	7,832	9,880

Net income	$15,497	$18,983

Net income per share:
Basic	$0.26	$0.33
Diluted	$0.26	$0.32
Weighted average shares outstanding:
Basic	59,281	58,362
Diluted	59,388	58,800
Dividends declared per common share	$0.175	$0.175

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	June 30, 2012	March 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$129,906	$134,444
Restricted cash	4,768	1,962
Marketable securities	4,990	4,987
Accounts receivable, net	153,218	145,756
Inventories	4,228	3,715
Income taxes receivable	—	2,628
Deferred income tax assets, net	10,143	10,127
Other current assets	7,563	9,090

Total current assets	314,816	312,709
Equipment and improvements, net	20,578	17,841
Capitalized software costs, net	21,865	19,994
Intangibles, net	33,292	23,259
Goodwill	63,161	60,776
Other assets	6,351	5,773

Total assets	$460,063	$440,352

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,527	$4,532
Deferred revenue	70,653	83,108
Accrued compensation and related benefits	11,180	11,870
Income taxes payable	4,413	—
Dividends payable	10,382	10,354
Other current liabilities	27,325	19,568

Total current liabilities	136,480	129,432
Deferred revenue, net of current	1,089	1,293
Deferred income tax liabilities, net	5,357	5,351
Deferred compensation	2,926	3,497
Other noncurrent liabilities	7,654	5,602

Total liabilities	153,506	145,175
Commitments and contingencies
Shareholders’ equity:
Common stock $0.01 par value; authorized 100,000 shares; issued and outstanding 59,343 and 59,180 shares at June 30, 2012 and March 31, 2012, respectively	593	592
Additional paid-in capital	175,252	168,988
Retained earnings	130,712	125,597

Total shareholders’ equity	306,557	295,177

Total liabilities and shareholders’ equity	$460,063	$440,352

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